UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT

                                    UNDER THE
                             SECURITIES ACT OF 1933

                              EAGLE BROADBAND, INC.
             (Exact name of Registrant as specified in its charter)



            TEXAS                                           76-0494995
 State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                      Identification Number)




               101 Courageous Drive League City, Texas 77573-3925
                                 (281) 538-6000
               (Address, including zip code, and telephone number,
                             including area code, of
                   registrant's principal executive offices)

                                    Copy to:
                            Thomas C. Pritchard, Esq.
                    Brewer & Pritchard, P.C. Three Riverway,
                         Suite 1800 Houston, Texas 77002
                     Phone (713) 209-2950 Fax (713) 209-2921


                  David Micek 101 Courageous Drive League City,
                                Texas 77573-3925
                (Name, address, including zip code, phone number,
                   including area code, of agent for service)




         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].

                                           CALCULATION OF REGISTRATION FEE
==================================== =================== ========================= ========================= ==================
                                                             Proposed Maximum          Proposed Maximum
    Title of Each Class of                 Amount             Offering Price              Aggregate              Amount of
  Securities To Be Registered         Being Registered          Per Share             Offering Price (1)     Registration Fee(2)
------------------------------------ ------------------- ------------------------- ------------------------- ------------------
Common Stock, par value $.001 per share      30,843,750               $0.16                 $4,935,000              $625.26

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask prices per share of our common stock, as reported on the American Stock Exchange, on August 24, 2005.

(2) Previously paid.


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                Explanatory Note

     The Company is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-127895), as originally filed with the SEC on August 26, 2005, for the sole purpose of including the delaying amendment which was inadvertently omitted from the original filing. This Amendment No. 1 to Form S-1 does not modify any other provision of the Registration Statement and accordingly such Registration Statement is not included herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in League City, Texas on August 31, 2005.


                                                     Eagle Broadband, Inc.


                                                     By: /s/ David Micek
                                                     -----------------------
                                                     Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                             Title                                                Date
----------------------------          --------------------------------------------         -------------

/s/ David Micek                       Chief Executive Officer                              Aug. 31, 2005
----------------------------          (Principal Executive Officer)
David Micek

/s/ Eric Blachno                      Chief Financial Officer                              Aug. 31, 2005
----------------------------          (Principal Financial and Accounting Officer)
Eric Blachno

/s/ H. Dean Cubley                    Director                                             Aug. 31, 2005
----------------------------
H. Dean Cubley

/s/ Christopher W. Futer              Director                                             Aug. 31, 2005
----------------------------
Christopher W. Futer

/s/ Glenn A. Goerke                   Director                                             Aug. 31, 2005
----------------------------
Glenn A. Goerke

/s/ C. J. Reinhartsen                 Director                                             Aug. 31, 2005
----------------------------
C. J. Reinhartsen

/s/ Lorne E. Persons                  Director                                             Aug. 31, 2005
----------------------------
Lorne E. Persons

/s/ James D. Yarbrough                Director                                             Aug. 31, 2005
----------------------------
James D. Yarbrough